Exhibit 99.1

NantHealth Acquires OpenNMS, the World’s Largest Open Source Network Management Application Platform

CULVER CITY, CA - July 27, 2020 - NantHealth, Inc. (NASDAQ: NH), a next-generation, evidence-based, personalized healthcare company, today announced the acquisition of The OpenNMS Group, Inc. (www.opennms.com), the world’s premier open-source network management company, which will operate as a subsidiary of NantHealth. The transaction closed on July 22, 2020.

“OpenNMS has set the standard for open-source network monitoring since 2000 with its enterprise-grade network management platform,” said Ron Louks, Chief Operating Officer, NantHealth. “We are thrilled to have them join the NantHealth family.

“This acquisition not only expands and diversifies NantHealth’s software portfolio and service offerings, but it expands our company-wide capabilities in cloud, SaaS and AI technologies. OpenNMS, we believe, will provide our customers with a new world class set of services to maintain reliable network connections for critical data flows that enable patient data collaboration and decision making at the point of care.”

Based in Morrisville, NC, OpenNMS provides a highly reliable, scalable and comprehensive fault, performance and traffic monitoring solution that easily integrates with business applications and workflows to monitor and visualize everything in a network. The OpenNMS platform monitors some of the largest networks in existence, covering the healthcare, technology, finance, government, education, retail and industrial sectors, many with tens of thousands of networked devices. OpenNMS customers include three of the top 5 companies on the Fortune 100, as well as multiple large and multi-state health providers and one of the largest electronic medical record providers in the United States.

“I’m delighted for our organization to join the talented team of software and artificial intelligence engineers at NantHealth, which will enable OpenNMS to accelerate our adoption of machine learning and data science technologies,” said David Hustace, CEO of OpenNMS. “This transaction strengthens our internal capabilities as we move to offer SaaS-based solutions to our customers across all industries, while also expanding our penetration in the healthcare industry.”

The OpenNMS platform provides key insights and analytics regarding network performance and availability needed for organizations to maintain uptime across multiple environments, geographies and devices. Platform features include:

•	Event Management. OpenNMS can serve as the central repository and correlation system for system logs and notifications from all devices on a network.

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Fault Management. OpenNMS actively monitors latency and tests the availability of all devices on a network using over 30 different protocols as synthetic transactions, which are further analyzed by unique machine and deep learning technologies imbedded in its Architecture for Learning Enabled Correlation (ALEC).

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Performance Measurement. OpenNMS can collect and receive streams of telemetry (time-series) data from devices on a network via multiple protocols: HTTP, SNMP, JMX, WMI/ws-man, gRPC, gpb over UDP. This data can be stored, graphed and measured for thresholds and streamed to Kafka for integration with other enterprise systems.

•	Traffic Management. OpenNMS provides a highly scalable solution for actively monitoring and correlating network flows in conjunction with its fault and performance data.

OpenNMS is continuing to expand its best-in-industry reliability and scalability through creation of cloud solutions and services, implementation of hardware appliances for expansion of edge monitoring, continued investment in its AI/ML enabled ALEC solution, and addition of advanced route monitoring solutions driving more data for ALEC.

About NantHealth
NantHealth, a member of the NantWorks ecosystem of companies, provides leading solutions across the continuum of care for physicians, payers, patients and biopharmaceutical organizations. NantHealth enables the use of cutting-edge data and technology toward the goals of empowering clinical decision support and improving patient outcomes. NantHealth’s comprehensive product portfolio combines the latest technology in payer/provider platforms that exchange information in near-real time (NaviNet and Eviti), and molecular profiling services that combine comprehensive DNA & RNA tumor-normal profiling with pharmacogenomics analysis (GPS Cancer®). For more information, please visit www.nanthealth.com or follow us on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

Media Contact:

NANT
Jen Hodson
Jen@nant.com
562-397-3639